UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-148922	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

c/o Janssen Labs @QB3 953 Indiana Street San Francisco, CA	94107
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 28, 2014, Amarantus BioScience Holdings, Inc. (the “Company”) entered into an Option Agreement (the “Agreement”) with the University of Massachusetts (“UMass”) pursuant to which the Company was granted an option to obtain an exclusive license (with the right to sublicense) in the patent applications to be filed based upon UMA 14-006 titled “MANF as a Therapeutic Agent for the production of Mammalian Sensory Cells”. The term of the option is 18 months which may be extended by the Company for an additional six months upon demonstration to UMass of continued progress evaluating the business opportunity with respect to the patent rights and payment of a fee to the University. In consideration for the grant of the option, the Company paid an option fee of $1,000 and shall pay a retainer fee of $15,000 to cover initial patent expenses to be incurred in connection with obtaining the patent rights.

The Agreement includes the terms that will be included in the license agreement between the parties.

The Company released a press release in connection with the foregoing, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated March 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: March 6, 2014	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer